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                                                                   EXHIBIT 10.61

                                        1

                Second Pledge of Resolution Holdings B.V. Shares

On this the twenty-second day of December two thousand three, appeared before me, Bart Theodoor Derogee, civil-law notary in Rotterdam, the Netherlands: Elise Martine van Oirschot, employed at the offices of me , civil-law notary, at 3014 DA Rotterdam, the Netherlands, Weena 750, born at Rijssen, the Netherlands on the fourteenth day September nineteen hundred seventy-seven, acting for the purpose hereof as attorney - duly authorised in writing - of:

1. Resolution Performance Products LLC, a limited liability company organised and existing under the laws of the State of Delaware, United States of America, having its registered office at CSC, 2711 Centerville Road, Suite 400, Wilmington, Delaware DE 19808, United States of America, hereinafter referred to as "RPP USA";

2. RPP Capital Corporation, a corporation organised and existing under the laws of Delaware, having its registered office at CSC, 2711 Centerville Road, Suite 400, Wilmington, Delaware DE 19808, United States of America, hereinafter referred to as "US Finance Corp";

3. Resolution Holdings B.V., a private limited liability company organised and existing under the laws of the Netherlands, having its corporate seat at 's-Gravenhage and its registered office at Vondelingenweg 601, 3196 KK Vondelingenplaat (Rotterdam), trade register number 27182096, hereinafter referred to as the "Company";

the entity sub 1 hereinafter also referred to as the "Pledgor";

the entities sub 1 and sub 2 hereinafter together also referred as the "US Borrowers";

4. Morgan Stanley & Co., Incorporated, a company organised and existing under the laws of the State of Delaware, United States of America, having its corporate seat at New York, United States of America, (address: 1585 Broadway, NY 10036, New York, United States of America), which in its turn is acting for the purposes hereof in its capacity as Collateral Agent as defined in the US Security Agreement as hereinafter defined but in such capacity on its own behalf (voor zich) and not as agent or trustee for any other person, hereinafter referred to as the "Collateral Agent", hereinafter also referred to as the "Pledgee"; and

5. Deutsche Bank Trust Company Americas, a New York Banking Corporation under the laws of New York, having its registered office at New York, United States, (address: 280 Park Avenue, NY 10017, New York), which in its turn is acting for the purposes hereof in its capacity as Senior Secured Notes Trustee as defined in the US Security Agreement, hereinafter referred to as the "Senior Secured Notes Trustee";

The person appearing, acting in the capacities referred to above, declared as follows:

- the US Borrowers and the Senior Secured Notes Trustee have entered into an Indenture dated as of the ninth day of April two thousand three, providing for the issuance of the nine and a half per cent (9 1/2%) Senior Second Secured Notes due two thousand ten by the US Borrowers (as the same may be amended, modified, varied, supplemented, novated or restated from time to time (including, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder) all or any portion of the debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of noteholders), hereinafter the "Senior Secured Note Indenture");

- pursuant to the Fourth Amendment to the Credit Agreement dated as of the first day of April two thousand three, the Lender Creditors have authorized the Collateral Agent, inter alia, to accept security for the obligations of the US Borrowers in respect of the Senior Secured Note Documents;

- RPP USA is holder of four hundred (400) ordinary shares, with a par value of one thousand Netherlands Guilders (NLG 1,000.--) each, numbered 1 up to and including 400 in the share capital of the Company;

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-    RPP USA, Resolution Holdings B.V., Resolution Europe B.V. (formerly known as Resolution Nederland B.V.), Resolution Research Nederland B.V., Morgan Stanley & Co., Incorporated, Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), Morgan Stanley Senior Funding, Inc. and Citicorp USA, Inc. have entered into a deed of pledge on the date hereof ("First Deed of Pledge") pursuant to which (i) RPP USA has created a right of pledge on sixty-five per cent (65%) of the shares in the capital of the Company as well as a right of pledge on Future Shares (as defined below) and (ii) RPP USA has created a right of pledge on one hundred per cent (100%) of the shares in the capital of the Company as well as a right of pledge on all shares in the capital of Resolution Holdings acquired by RPP USA after the date thereof;

- the parties to the Senior Secured Note Indenture have agreed that a junior ranking security interest on the Present Shares and the Future Shares is to be granted to the Collateral Agent as security for the obligations under the Senior Secured Note Indenture and the Senior Secured Notes;

- the Articles of Association of the Company do not explicitly permit a transfer of voting rights to the Pledgee of shares in its capital, but pursuant to Article 2:198 Netherlands Civil Code transfer of voting rights is possible if so provided on the establishment of the pledge and if the establishment of the pledge is approved by the general meeting of shareholders;

- it has been agreed that the Pledgee shall be entitled to the voting rights on the Shares, subject to the provisions set out in Article 7 of this Deed;

- the Pledgor as sole shareholder of the Company has resolved to give the legally required approval for the vesting of this pledge, including the fact that the Pledgee shall be entitled to the voting rights, subject to the provisions set out in Article 7 of this Deed.

The US Borrowers, the Company, the Pledgee and the Senior Secured Notes Trustee have agreed the following terms and conditions:

Article 1
Definitions

(a)  Reference to singular terms shall include the plural and vice versa.

(b) Capitalized terms used herein and defined in the US Security Agreement, dated as of the fourteenth day of November two thousand (as amended and restated as of ninth day of April two thousand three and as further amended as of the twenty second day of December two thousand and three pursuant to the First Amendment to Amended and Restated US Security Agreement), among Morgan Stanley & Co., Incorporated, RPP USA, US Finance Corp, and Resolution Performance Products Inc. ("RPP Inc.") and various subsidiaries of RPP Inc. (as so amended and restated and as the same may be further modified, supplemented or amended from time to time, the "US Security Agreement") shall be used herein as therein defined.

(c) The following capitalized terms used herein shall have the definitions specified below:

"Collateral Agent" has the meaning provided in the recitals hereto "Deed" means this deed of pledge of shares, as the same may be modified, supplemented or amended from time to time in accordance with its terms. "Event of Default" has the meaning provided in the Senior Secured Note Indenture "First Deed of Pledge" has the meaning provided in the recitals hereto "Future Shares" means any and all shares in the capital of the Company that RPP USA shall acquire after the date of this Deed, which shares together with the Present Shares represent sixty-five per cent (65%) (or such number as most closely approaches sixty-five per cent (65%) without exceeding it) of the total issued shares in the share capital of the Company and which shares shall, for identification purposes, each time be the shares with the lowest share numbering of all shares comprised in the relevant acquisition

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                                       2

"NCC" means the Netherlands Civil Code (in Dutch: "Burgerlijk Wetboek") "Obligations" means for each US Borrower the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any US Borrower at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such US Borrower owing to the Second Lien Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Senior Secured Notes and the Senior Secured Note Indenture to which such US Borrower is a party and the due performance and compliance by such US Borrower with all of the terms, conditions and agreements contained in the Senior Secured Notes and in the Senior Secured Note Indenture, in each case other than the Parallel Obligation and any other obligation pursuant to this Deed or the First Deed of Pledge

"Noteholders' Portion" means at the relevant time those shares with the lowest numbering of the Present Shares together with any Future Shares, if any, of which the aggregate principal amount, par value, book value as carried by RPP USA or the market value as determined by RPP USA's board of directors, whichever is the greatest, as such terms are interpreted by the SEC under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act"), that equals nineteen point ninety-nine per cent (19.99%) (or such number as most closely approaches nineteen point ninety-nine per cent (19.99%) without exceeding it) of the aggregate outstanding principal amount of the Senior Secured Notes outstanding at such time.

"Parallel Obligation" has the meaning provided in Article 5 hereof

"Pledgee" has the meaning provided in the first paragraph hereof

"Pledgor" has the meaning provided in the first paragraph hereof

"Present Shares" means sixty-five per cent (65%) of the Total Shares, being two hundred and sixty (260) shares, numbered 1 up to and including 260

"SEC" means the Securities and Exchange Commission

"Secured Obligations" means, collectively, the Obligations, the Parallel Obligation and the payment obligations under this Deed in respect of any costs relating to the foreclosure (in Dutch: "kosten van executie") of this Deed, each to the extent such obligations consist of a monetary payment obligation (in
Dutch: "vordering tot voldoening van een geldsom")

"Securities" has the meaning provided in the US Pledge Agreement

"Senior Secured Notes" has the meaning provided in the Senior Secured Note Indenture

"Senior Secured Note Indenture" has the meaning provided in the recitals hereof

"Senior Secured Notes Trustee" has the meaning provided in the first paragraph hereof

"Shares" means the Present Shares and the Future Shares

"Total Shares" means four-hundred (400) ordinary shares, with a par value of one thousand Netherlands Guilders (NLG 1,000.00) each, numbered 1 up to and including 400, in the share capital of the Company

"US Borrowers" has the meaning provided in the first paragraph hereof

"US Security Agreement" has the meaning set forth in Article 1(b) hereof

"US Pledge Agreement" shall mean the US Pledge Agreement, dated as of the fourteenth day of November two thousand (as amended and restated as of the ninth day of April two thousand three and as further amended as of the twenty second day of December two thousand and three pursuant to the First Amendment to Amended and Restated US Security Agreement), among Morgan Stanley & Co., Incorporated, RPP USA, US Finance Corp, and Resolution Performance Products Inc. ("RPP Inc.")

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and various subsidiaries of RPP Inc. (as so amended and restated and as the same may be further modified, supplemented or amended from time to time)

Article 2
Agreement to Pledge

In order to secure the Secured Obligations, the Pledgor and the Pledgee hereby agree to create a right of pledge (in Dutch: "pandrecht") on certain of the Shares in favour of the Pledgee, such right of pledge to be ranked junior (in Dutch "lager in rang") to the rights of pledge created in the First Deed of Pledge.

Article 3
Creation of  Pledge on Shares

3.1 In order to secure the Secured Obligations, RPP USA agrees to pledge and pledges ("verpandt") to the Collateral Agent (i) the Noteholders' Portion and (ii) subject to the suspensive condition ("opschortende voorwaarde") from time to time that the number of shares pledged under this Article 3.1 is less than the Noteholders' Portion, such Present Shares and, in advance ("bij voorbaat") such Future Shares, if any, as are necessary from time to time to achieve that the number of shares pledged under this Article 3.1, equals the Noteholders' Portion, which shares shall be each time the shares unencumbered pursuant to this Article 3.1 with the lowest share numbering. Such right of pledge to be effective each time the suspensive condition is fulfilled. The Collateral Agent hereby agrees to accept and accepts, and as far as the Future Shares are concerned, accepts in advance, such rights of pledge. Under the suspensive condition ("opschortende voorwaarde") from time to time that the Present Shares together with the Future Shares, if any, pledged pursuant to this Article 3.1, are in excess of the Noteholders' Portion, the Collateral Agent herewith releases ("doet afstand van") the right of pledge on such shares and RPP USA herewith accepts such release. Such release shall be effective each time such excess has occurred, and shall each time concern the shares with the highest share numbering of the shares encumbered pursuant to Article 3.1.

3.2 Subject to the suspensive condition hereafter described, the Collateral Agent hereby releases ("doet afstand van"), and RPP USA hereby accepts such release, the right of pledge created pursuant to Article 3.1 on those Present Shares and/or Future Shares which right of pledge triggers a requirement to file with the SEC (or any other governmental agency) separate financial statements of the Company in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require), such filing. This release is granted under the suspensive condition ("opschortende voorwaarde") from time to time that a filing requirement as described in the preceding sentence has become effective. The release shall only release the rights of pledge on that number of shares which trigger the requirement to file, and shall each time concern the shares with the highest share numbering of the shares encumbered pursuant to Article 3.1.

Article 4
Further assurances

Each of the parties shall, if and when reasonably required by the Collateral Agent, execute such further liens and assurances in favour of the Collateral Agent for the benefit of the Second Lien Creditors and do all such acts and things as the Collateral Agent shall from time to time reasonably require over or in relation to all or any of the Shares to secure the payment of the Secured Obligations or to perfect or protect the security of the Collateral Agent created or purported to be created hereby over the Shares or any part thereof or to facilitate the realisation of the same but so that the terms of such further Liens and assurances shall be no more onerous than the terms of this Deed.

Article 5
Parallel Obligation

5.1 The US Borrowers hereby irrevocably and unconditionally undertake to pay to the

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     Collateral Agent an amount equal to the aggregate amount payable (in Dutch:
     "verschuldigd") by the US Borrowers to the Second Lien Creditors in respect of the Obligations as they may exist from time to time. The payment undertaking of the US Borrowers to the Collateral Agent under this Article
     5 is hereinafter to be referred to as the "Parallel Obligation". The Parallel Obligation will be payable in the currency of the relevant Obligations.

5.2 The Parallel Obligation will become due and payable (in Dutch: "opeisbaar") on the date on which one or more of the Obligations become due and payable.
     5.3 The US Borrowers, the Senior Secured Notes Trustee and the Pledgee hereby acknowledge and the other Second Lien Creditors (pursuant to Section 10.1(b) of the Senior Secured Note Indenture) have acknowledged that:

     a. the Parallel Obligation constitutes an undertaking, obligation and liability of the US Borrowers to the Collateral Agent which is separate and independent from, and without prejudice to, the Obligations; and

     b. the Parallel Obligation represents the Collateral Agent's own separate and independent claim (in Dutch: "eigen en zelfstandige vordering") to receive payment of the Parallel Obligation from the US Borrowers;

     it being understood that the amount which may become payable by the US Borrowers as Parallel Obligation shall never exceed the total of the amounts which are payable under the Obligations.

5.4 For the avoidance of doubt, the US Borrowers, the Senior Secured Notes Trustee and the Pledgee acknowledge and the other Second Lien Creditors (pursuant to Section 10.1(b) of the Senior Secured Note Indenture) have acknowledged that the claim of the Collateral Agent against the US Borrowers in respect of the Parallel Obligation and the claims of any one or more of the Second Lien Creditors against the US Borrowers in respect of the Obligations do not constitute common property and that the provisions under the NCC relating to such common property shall not apply. If, however, it shall be held that such claim of the Collateral Agent and such claim of any one or more of such Second Lien Creditors do constitute common property and such provisions apply, the US Borrowers, the Senior Secured Notes Trustee and the Pledgee agree and the other Second Lien Creditors (pursuant to Section 10.1(b) of the Senior Secured Note Indenture) have agreed that the US Security Agreement shall constitute the administration agreement of such common property.

     For the avoidance of doubt, the US Borrowers, the Senior Secured Notes Trustee and the Pledgee and the other Second Lien Creditors (pursuant to Section 10.1(b) of the Senior Secured Note Indenture) have acknowledged that this Deed is not to be construed as an agreement which provides that two or more creditors can demand payment of the same claim such that payment to one creditor also satisfies payment due to the other and that therefore the provisions relating to common property under the NCC shall not apply by analogy to the relation between the Collateral Agent and any one or more of the Second Lien Creditors on the one hand and the US Borrowers on the other hand.

5.5 To the extent the Collateral Agent irrevocably (in Dutch: "onaantastbaar") receives any amount in payment of the Parallel Obligation, the Collateral Agent shall distribute such amount among the Second Lien Creditors in accordance with Section 9.4 of the US Security Agreement. The Senior Secured Notes Trustee agrees, and the other Second Lien Creditors (pursuant to Section 10.1(b) of the Senior Secured Note Indenture) have agreed that upon irrevocable (in Dutch: "onaantastbaar") receipt by the Collateral Agent of any amount in payment of the Parallel Obligation ("Received Amount"), the Obligations of the US Borrowers to the Second Lien Creditors shall be reduced by amounts totalling an amount ("Deductible Amount") equal to the Received Amount in the manner as if the Deductible Amount were received as a payment of the Obligations on the date of receipt by the Collateral Agent of the Received Amount.

Article 6

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                                       5

Representations and warranties and covenants of Pledgor

(a)  The Pledgor represents, warrants and covenants that:

     (i) it is the legal and beneficial owner of, and has legal title to the Present Shares and the Present Shares have not been encumbered by any limited right (in Dutch "beperkt recht") other than (x) the liens and security interests created by this Deed, and (y) the liens and security interests created by the First Deed of Pledge, nor has an attachment (in Dutch "beslag") been levied on any of the Present Shares;

     (ii) it has full power, authority and legal right to pledge all the Present Shares pledged by it pursuant to this Deed by way of a junior ranking right of pledge;

     (iii)   no depositary receipts have been issued for the Present Shares;

     (iv) the Total Shares represent the entire issued and outstanding share capital of the Company; (v) this Deed has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligations of such Pledgor, enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights;

     (vi) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of the Pledgor or any of its subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Deed, (b) the validity or enforceability of this Deed, (c) the perfection or enforceability of the security interest in the Shares as created pursuant to this Deed or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of their rights or remedies provided herein;

     (vii) the execution, delivery and performance of this Deed will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the articles of association of the Pledgor or of any securities issued by the Pledgor or any of its subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which the Pledgor or any of its subsidiaries is a party or which purports to be binding upon the Pledgor or any of its subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its subsidiaries except as contemplated by this Deed;

     (viii) all of the Present Shares have been duly and validly issued and acquired, are fully paid and subject to no options to purchase or similar rights.

(b) The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Shares and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any Future Shares hereunder and will likewise defend the right thereto and security interest therein of the Pledgee.

(c) The Pledgor and the Company covenant and agree that they will not (without the prior written consent of the Collateral Agent, which consent will not be unreasonably withheld) co-operate to issue any depositary receipts in relation to the Shares.

(d) The Pledgor covenants and agrees that it will not (without the prior written consent

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                                       6

      of the Collateral Agent, which consent will not be unreasonably withheld) cause or permit to be issued any new shares in the capital of the Company, other than to the Pledgor.

Article 7
Voting rights

7.1 The Pledgor and the Collateral Agent hereby stipulate (within the meaning of Article 2: 198(3) Dutch Civil Code) that the voting rights and all other consensual rights attaching to the Shares are vested in ("toekomen aan") the Collateral Agent subject to the fulfilment of each of the following suspensive conditions ("opschortende voorwaarden") (i) that an Event of Default has occurred, (ii) the Collateral Agent has given notice to the Company and the Pledgor that it wishes to exercise such rights and
      (iii) the rights of pledge on the Shares created by the First Deed of Pledge have terminated. Upon receipt of such notification by the Company and provided that the right of pledge on the Shares created by the First Deed of Pledge have terminated, the Pledgee, at the direction of the Required Secured Creditors, shall be entitled to exercise the voting rights attached to the Shares and shall be entitled to exercise all rights to give consents and waivers with respect to the Shares, and the Pledgor shall no longer be entitled to the voting rights or to exercise such other rights. As long as the Pledgee does not hold the voting rights with respect to the Shares, it shall not have the rights of holders of depositary receipts. It is understood that when the Pledgee will hold the voting rights with respect to the Shares, the Pledgor shall have the rights of holders of depositary receipts by operation of law. To the extent possible under Netherlands law, the Pledgor waives these rights of holders of depositary receipts in advance and the Pledgee accept this waiver.

7.2 No vote shall be cast or any consent, waiver or rectification given or any action taken or omitted to be taken, which would violate or be inconsistent with any of the terms of this Deed or any other US Security Document, or which would have the effect of impairing the value of the Shares or any part thereof in any material respect or the position or interests of the Pledgee in the Shares in any material respect.

Article 8
Distributions on the Shares

Upon termination of the rights of pledge created under the First Deed of Pledge, the Collateral Agent shall be entitled to receive and retain all cash dividends paid in respect of the Shares as well as all other payments on the Shares, provided, however, that the Collateral Agent hereby grants permission (toestemming) to each Pledgor within the meaning of Article 3:246(4) NCC to exercise these rights. Each Pledgor shall be so entitled, and the permission is granted only as long as no Event of Default has occurred and is continuing and as long as the Collateral Agent has not notified the Company and the relevant Pledgor in writing that this permission is no longer granted.

Article 9
Immediate foreclosure

9.1 If an Event of Default shall have occurred and be continuing, and the rights of pledge on the Shares created by the First Deed of Pledge have terminated, the Collateral Agent for the benefit of the Second Lien Creditors shall be empowered without notice or other demand, acting upon the instructions of the Required Secured Creditors as provided for in
      Section 9 of the US Pledge Agreement, to cause all or a part of the Shares to be sold in accordance with the provisions of the Articles of Association of the Company and the laws of the Netherlands, provided that the Articles 3:234 and 3:249 and 3:252 NCC shall not apply.

9.2 The Pledgor hereby waives its right pursuant to Article 3:251 paragraph 1 NCC, which waiver is hereby accepted by the Pledgee.

9.3 The Collateral Agent is irrevocably authorised (without obligation) by the Pledgor to, in the event of a sale as referred to in paragraph 1 of this
      Article 9, offer the Shares for sale in the manner prescribed by the Company's Articles of Association or to seek the approval of the corporate body designated under the Company's Articles of

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                                       7

      Association as empowered to approve all proposed transfers of shares, as the case may be, and to exercise any of the Pledgor's rights in connection with the sale and transfer of the Shares as provided in Article 2:198 paragraph 5 NCC. To the extent permitted by applicable law, the Pledgor as sole shareholder of the Company hereby waives its rights of first refusal, if any, in relation to the sale of the Shares referred to in this Article 9, which waiver is hereby accepted by the Pledgee.

9.4 If an Event of Default shall have occurred and be continuing and provided that the rights of pledge on the Shares created by the First Deed of Pledge have terminated, then, and in every such case, the Pledgor and the Company shall render such assistance and provide such information free of charge as the Collateral Agent may reasonably deem necessary in connection with the exercise by the Collateral Agent (acting at the direction of the Required Secured Creditors) of its rights, powers or remedies provided for in this Deed.

9.5 To the extent permitted by applicable law, the Collateral Agent (acting at the direction of the Required Secured Creditors) shall apply the proceeds of the sold Shares in accordance with the provisions of Section 9.4 of the US Security Agreement.

9.6 The Collateral Agent and the Second Lien Creditors shall not be liable to the Pledgor for any damages caused by the sale of the Shares pursuant to this Article 9.

9.7 The Senior Secured Notes Trustee expressly acknowledges and agrees that, pursuant to Section 9.1 of the US Security Agreement, this Deed may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Secured Creditors, and that the Senior Secured Notes Trustee shall not have any right individually to seek to enforce or to enforce this Deed or to realize upon the security granted hereby.

9.8 The Senior Secured Notes Trustee acknowledges and agrees that the obligations of the Pledgee as holder of the junior ranking right of pledge with respect to the Shares and with respect to the disposition thereof, and otherwise under this Deed, are only those expressly set forth in this Deed and as provided in Annex N to the US Security Agreement.

Article 10
Subrogation claims

(a) Until such time as the Obligations (as defined in the US Security Agreement) have been irrevocably paid in full and the pledge created by the First Deed of Pledge has been terminated, the Pledgor hereby waives (to the fullest extent permitted by applicable law) all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the US Borrowers which it may at any time otherwise have as a result of this Deed.

(b) After the Obligations (as defined in the US Security Agreement) have been irrevocably paid in full and the pledge created by the First Deed of Pledge has been terminated, the Pledgor whose Shares have been sold hereunder (for which it has not been reimbursed) shall be entitled to exercise its rights pursuant to it being subrogated to the claims of the Second Lien Creditors (with respect to the Obligations) against the US Borrowers. Except as expressly provided in the immediately preceding sentence, each Pledgor waives (to the fullest extent permitted by applicable law) all rights of subrogation which it may at any time otherwise have as a result of this Deed (whether contractual, at law or otherwise) to the claims of the Second Lien Creditors against the US Borrowers. The Pledgor hereby further waives (to the fullest extent permitted by applicable law) any right to enforce any other remedy which the Second Lien Creditors now have or may hereafter have against the US Borrowers or any endorser of all or any part of the Obligations (as defined in the US Security Agreement) and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Second Lien Creditors to secure payment of the Obligations.

Article 11
Currencies

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11.1  All moneys received or held by the Collateral Agent or any one of them under this Deed on or after the date on which an Event of Default has occurred in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for the currency in which the Secured Obligations are denominated as the Collateral Agent reasonably considers necessary or desirable and the Pledgor shall be liable to the Collateral Agent for the full cost (including all costs, charges and expenses) properly incurred in relation to such sale. The Collateral Agent and the Second Lien Creditors shall not have any liability to the Pledgor in respect of any loss resulting from any fluctuation in exchange rates before or after any such sale.

11.2 No payment to the Collateral Agent or the Second Lien Creditors (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Pledgor in respect of which it was made unless and until the Collateral Agent or the Second Lien Creditors shall have received payment in full in the currency in which such obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Collateral Agent or the Second Lien Creditors, as the case may be, shall have a further separate cause of action against the Pledgor to recover such shortfall and shall be entitled to enforce the security hereby created to recover the amount of the shortfall.

Article 12
Unfettered discretion

Save as otherwise provided in this Deed or any other US Security Document any liability or power which may be exercised or any determination which may be made under this Deed by the Collateral Agent (acting in its own name or on behalf of the Pledgee) may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefore.

Article 13
Notices

13.1 All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the Person to whom such notice or communication is addressed, except that notices and communications to the Collateral Agent or the Pledgor shall not be effective until received by the Collateral Agent or the Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as provided for under
      Article 12.1 of the US Security Agreement.

Article 14
Irrevocable power of attorney

14.1 The Pledgor hereby grants to the Collateral Agent an irrevocable and non-exclusive power of attorney (without obligation), with the right of substitution, to perform on its behalf and at its expense any and all of its obligations under this Deed.

14.2 The Pledgor and the Collateral Agent hereby in accordance with article 3:68 NCC agree that the Collateral Agent shall also be authorized to represent the Pledgor under the said power of attorney in case of a conflict of interests between the interest of the Pledgor and the Collateral Agent.

Article 15
Severability

To the extent possible under applicable law, in the event a provision hereof were to be ruled at any time by any applicable authority or court to be invalid or null and void or unenforceable, such invalidity or nullity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and the parties hereto shall agree on a new provision consistent with the purposes of the invalid or unenforceable provision of this Deed.

Article 16

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                                       9

Termination; Release

16.1 Article 12.2 of the US Security Agreement shall apply to this Deed and the rights of pledge created hereunder, other than as provided in Articles 15.2, 15.3 and 15.4 of this Deed.

16.2 The Pledgee herewith agrees, and the Pledgor herewith accepts, that this Deed and the junior right of pledge created hereunder are subject to the dissolving condition (ontbindende voorwaarde) that the liens on the Securities, and the proceeds thereof, created pursuant to the US Pledge Agreement, terminate in accordance with the terms thereof.

16.3 It is expressly agreed that the Collateral Agent (upon the direction of the Required Secured Creditors, unless such direction is not required pursuant to the US Pledge Agreement) will be entitled to terminate the right of pledge created in this Deed in whole or in part by notice ("opzegging") to the relevant Pledgor, with a copy to the other parties of this Deed.

16.4 The parties to this Deed agree that, upon termination of the right of pledge by notice pursuant to Section 16.2 or Section 16.3 of this Deed, the rights and obligations under this Deed can be terminated in whole or in part by the Collateral Agent (acting upon the direction of the Required Secured Creditors, unless such direction is not required pursuant to the US Pledge Agreement) and the relevant Pledgor, without the consent of any other party hereto, including the Additional Senior Secured Notes Trustee, by means of a private deed (onderhandse akte).

16.5 The Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Deed and the junior ranking right of pledge created hereunder.

Article 17
Headings descriptive

The headings in this Deed are for purposes of reference only and shall not limit or define the meaning hereof.

Article 18
Applicable law and jurisdiction

18.1 This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed and the rights of pledge created hereby shall be governed by and construed in accordance with the laws of the Netherlands.

18.2 Each of the parties hereto irrevocably agrees that all disputes arising out of this Deed shall be submitted in first instance to the competent court at Amsterdam, the Netherlands. Nothing in the preceding sentence shall limit the Pledgee's right to bring proceedings against the Pledgor in any other court of competent jurisdiction.

Article 19
Acknowledgement

The person appearing, acting as representative of the Company, declared that the Company has always accepted as valid the transfer by which the Pledgor obtained the Present Shares of the Company and all previous transfers of the Present Shares of the Company, that the Company acknowledges the rights of pledge created by this Deed on the Present Shares, and that the Company will cause these rights of pledge to be recorded in its shareholders register without delay and that the Company has received notice of the right of pledge to the extent consisting of claims against the Company in accordance with Article 3:236(2) and 3:94(1) NCC.

Furthermore, the person appearing mentioned, acting as representative of the Company, declared that the Company acknowledges the rights of pledge created by this Deed on the Future Shares and undertakes to enter such rights of pledge in its shareholders register without delay as soon as the relevant Pledgor becomes the holder thereof.

Article 20
Authority and powers of attorney

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                                       10

The person appearing has been granted five (5) powers of attorney by means of five (5) non-notarial instruments of attorney. The instruments of attorney have been attached to a deed of release of pledge of shares, executed today before me, civil-law notary.

Article 21
ACQUISITION OF THE PRESENT SHARES BY PLEDGORS

The Present Shares were transferred to RPP USA pursuant to a purchase agreement by a deed of transfer executed before R.J.C. van Helden, civil-law notary practising at Amsterdam, on the fourteenth day of November two-thousand. The transfer was acknowledged by the Company on the same day as is evidenced by the First Deed of Pledge.

FINAL PART

The person appearing before me is known to me, civil-law notary.

This Deed was executed in Rotterdam on the date mentioned in its heading.

After I, civil-law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, she declared that she had taken note of the contents of the deed, was in agreement with the contents and did not wish it to be read out in full.

Following a partial reading, the Deed was signed by the person appearing and me, civil-law notary.

                                                 E.M. van Oirschot
                                                 B.Th. Derogee, civil law notary
                                                 ISSUED FOR TRUE COPY